PRESS
INFORMATION

Company Contact: Thom Mocarsky
Arbitron Inc.
212-887-1314
thom.mocarsky@arbitron.com

Investor Relations Contact: Todd Fromer
KCSA Worldwide
212-896-1215
tfromer@kcsa.com

FOR IMMEDIATE RELEASE

ARBITRON INC. ANNOUNCES STOCK REPURCHASE PROGRAM

NEW YORK, November 15, 2007 –Arbitron Inc. (NYSE: ARB) today announced that its Board of Directors has authorized a stock repurchase program under which the Company may buy back up to $200 million in shares of the Company’s common stock. The Company expects that the shares may be purchased from time to time in either open market or private transactions, in accordance with applicable insider trading and other securities laws and regulations, at then-prevailing market prices over a period of up to two years.

The exact timing and amount of purchases will depend on market conditions. No assurance can be given as to when during the authorized period any shares will be repurchased or as to whether and to what extent any share repurchase will be consummated.

As of October 31, 2007 the Company had approximately 28,232,700 shares outstanding

In the third quarter of 2007, Arbitron completed a previously authorized $100 million stock repurchase program.

About Arbitron
Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving radio broadcasters, cable companies, advertisers, advertising agencies, outdoor advertising companies and the online radio ratings industry in the United States, Mexico and Europe. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The Company has also developed the Portable People MeterTM system, a new technology for media and marketing research.

Arbitron’s marketing and business units are supported by its research and technology organization, located in Columbia, Maryland. Arbitron has approximately 2,100 employees; its executive offices are located in New York City.

Through its Scarborough Research joint venture with VNU, Inc., Arbitron also provides media and marketing research services to the broadcast television, magazine, newspaper and online industries.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries (“we,” “our,” “Arbitron” or the “Company”) in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which Arbitron has derived from information currently available to it. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully implement the rollout of the Portable People Meter service;

•	renew contracts with large customers as they expire;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact of any further ownership shifts in the radio and advertising agency industries;

•	respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn generally and in the advertising market in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations;

•	successfully develop and implement technology solutions to measure multi-media and advertising in an increasingly competitive environment; and

•	successfully obtain and/or maintain Media Rating Council accreditation for our audience measurement services.

Additional important factors known to Arbitron that could cause actual results to differ materially from our forward-looking statements are identified and discussed from time to time in Arbitron’s filings with the Securities and Exchange Commission, including, in particular, the risk factors discussed under the caption “ITEM 1A. RISK FACTORS” in Arbitron’s Annual Report on Form 10-K for the year ended December 31, 2006.

The forward-looking statements contained in this document speak only as of the date hereof, and Arbitron undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.